EXHIBIT 99.3 FORM OF SHELTON PROXY CARD

                              SHELTON BANCORP, INC.

           This Proxy is Solicited on Behalf of The Board of Directors

         The undersigned shareholder of Shelton Bancorp, Inc. ("Shelton") hereby appoints Donald W. Smith and Samuel Kreiger, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Shelton Meeting") to be held at 10:00 a.m. on October 31, 1995 at Rapp's
Paradise Inn, 557 Wakelee, Ansonia, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED JUNE 20, 1995, AS AMENDED, AMONG WEBSTER FINANCIAL CORPORATION ("WEBSTER"), WEBSTER ACQUISITION CORP. AND SHELTON, PURSUANT TO WHICH SHELTON AND SHELTON SAVINGS BANK WILL BE ACQUIRED BY WEBSTER FINANCIAL CORPORATION, (2) FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, AND (3) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Shelton either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Shelton Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Shelton's Notice of Annual Meeting and Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

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                                                             See
                                                         Reverse Side

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                                                           ----------------

                                                                  X

                                                           ----------------
                                                           Please mark your
                                                             votes as this.

                                  -------------
                                     COMMON

Proposal 1:       To  approve  and adopt an Agreement and  Plan of Merger, dated
                  June 20, 1995, as amended, among Webster,  Webster Acquisition
                  Corp.  and  Shelton,  pursuant  to which  Shelton  and Shelton
                  Savings Bank will be acquired by Webster.

                  FOR                       AGAINST                   ABSTAIN
                  [  ]                       [  ]                       [  ]

Proposal 2:      To  elect  the  following  nominees  as  directors  to  serve a three-year term and until the election and qualification of their successors: LeRoy T. Glover, J. Allen Kosowsky and
                 Kenneth E. Schaible.

                 (INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name on the space provided below.)

                  FOR all nominees  WITHHOLD AUTHORITY        WITHHOLD AUTHORITY
                  listed above      to vote for all nominees  to vote for the
                                    listed above              following only:

                                                        ------------------------
                    [ ]                  [ ]            ------------------------

Other Matters:   The proxies are  authorized to vote upon such other business as may  properly  come  before the  meeting,  or any  adjournments thereof, in accordance with the determination of the proxies.
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Date:
     ----------------------------
     ----------------------------
     ----------------------------
     Signature of Shareholder or
      Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

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